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                       CONSENT OF INDEPENDENT ACCOUNTANTS

              We consent to the incorporation by reference in the registration statement of HPSC, Inc. on Form S-8 of our report dated March 25, 1996, on our audits of the consolidated financial statements of HPSC, Inc. as of December 31, 1995 and for the years ended December 31, 1995 and 1994, which report is included in the Annual Report on Form 10-K of HPSC, Inc. for the year ended December 31, 1996. We also consent to the reference to our firm under the heading "Item 5. Interests of Named Experts and Counsel."




                                               /s/ Coopers & Lybrand L.L.P.
                                               ----------------------------
                                               Coopers & Lybrand L.L.P.




Boston, Massachusetts
May 16, 1997